Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Primus Telecommunications Group, Incorporated

McLean, Virginia

We hereby consent to the incorporation by reference in the Registration Statements Nos. 333-160406, 333-172534 and 333-175097 on Form S-8 of Primus Telecommunications Group, Incorporated of our reports dated March 14, 2013, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Primus Telecommunications Group, Incorporated’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Bethesda, Maryland

March 14, 2013